                               POWER OF ATTORNEY

     Know all by these present that the undersigned, does hereby make,

constitute and appoint each of Mark D. Wang, Charles R. Corbin and Daniel J.

Mathewes, or any one of them, as a true and lawful attorney-in-fact of the undersigned with full powers of substitution and revocation, for and in the name, place and stead of the undersigned (in the undersigned's individual capacity), to execute and deliver such forms that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a results of the undersigned's ownership of or transactions in securities of Hilton Grand

Vacations Inc. (i) pursuant to Section 16(a) of the Securities Exchange Act of

1934, as amended, including without limitation, statements on Form 3, Form 4 and

Form 5 (including any amendments thereto) and (ii) in connection with any application for EDGAR access codes, including without limitation the Form ID.

The Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to his or her ownership of or transactions in securities of Hilton Grand Vacations Inc.,

unless earlier revoked in writing. The undersigned acknowledges that Mark D.

Wang, Charles R. Corbin and Daniel J. Mathewes are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities

Exchange Act of 1934, as amended.

                                  By: /s/ Carlos Hernandez
                                      --------------------
                                      Name: Carlos Hernandez
                                      Date: July 23, 2020